Exhibit 3.2

CERTIFICATE OF ELIMINATION OF

2013 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

2014 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

2015 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

2016 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

2017 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

2018 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

WELLS FARGO & COMPANY

Pursuant to Section 151(g) of the General Corporation Law

of the State of Delaware

Wells Fargo & Company, a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.    That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and the authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, and delegated by the Board of Directors of the Company, the ESOP Preferred Stock Committee I by resolution duly adopted, authorized the issuance of:

A.    a series of preferred stock designated 2013 ESOP Cumulative Convertible Preferred Stock, no par value (the “2013 ESOP Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on January 9, 2013, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware (the “2013 ESOP Certificate of Designation”);

B.    a series of preferred stock designated 2014 ESOP Cumulative Convertible Preferred Stock, no par value (the “2014 ESOP Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on January 8, 2014, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware (the “2014 ESOP Certificate of Designation”);

C.    a series of preferred stock designated 2015 ESOP Cumulative Convertible Preferred Stock, no par value (the “2015 ESOP Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on March 25, 2015, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware (the “2015 ESOP Certificate of Designation”);

D.    a series of preferred stock designated 2016 ESOP Cumulative Convertible Preferred Stock, no par value (the “2016 ESOP Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on January 5, 2016, filed a Certificate of

Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware (the “2016 ESOP Certificate of Designation”);

E.    a series of preferred stock designated 2017 ESOP Cumulative Convertible Preferred Stock, no par value (the “2017 ESOP Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on February 1, 2017, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware (the “2017 ESOP Certificate of Designation”); and

F.    a series of preferred stock designated 2018 ESOP Cumulative Convertible Preferred Stock, no par value (the “2018 ESOP Preferred Stock” and collectively with the 2013 ESOP Preferred Stock, the 2014 ESOP Preferred Stock, the 2015 ESOP Preferred Stock, the 2016 ESOP Preferred Stock, and the 2017 ESOP Preferred Stock, the “ESOP Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on January 24, 2018, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware (the “2018 ESOP Certificate of Designation” and, collectively with the 2013 ESOP Certificate of Designation, the 2014 ESOP Certificate of Designation, the 2015 ESOP Certificate of Designation, the 2016 ESOP Certificate of Designation and the 2017 ESOP Certificate of Designation, the “ESOP Certificates of Designation”).

2.    That all outstanding shares of said ESOP Preferred Stock have been redeemed by the Company and no shares of said ESOP Preferred Stock are outstanding and no shares thereof will be issued subject to said ESOP Certificates of Designation.

3.    That the ESOP Preferred Stock Committee I of the Board of Directors of the Company has adopted the following resolutions:

WHEREAS, resolutions were adopted by the ESOP Preferred Stock Committee I (the “Committee”) of the Board of Directors (the “Board”) of Wells Fargo & Company, a Delaware corporation (the “Company”), which resolutions are set forth in a (i) Certificate of Designation (the “2013 ESOP Certificate of Designation”) filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 9, 2013 providing for and authorizing the issuance of 1,200,000 shares of the Company’s 2013 ESOP Cumulative and Convertible Preferred Stock (the “2013 ESOP Preferred Stock”), (ii) Certificate of Designation (the “2014 ESOP Certificate of Designation”) filed with the Secretary of State on January 8, 2014 providing for and authorizing the issuance of 1,217,000 shares of the Company’s 2014 ESOP Cumulative and Convertible Preferred Stock (the “2014 ESOP Preferred Stock”), (iii) Certificate of Designation (the “2015 ESOP Certificate of Designation”) filed with the Secretary of State on March 25, 2015 providing for and authorizing the issuance of 826,598 shares of the Company’s 2015 ESOP

Cumulative and Convertible Preferred Stock (the “2015 ESOP Preferred Stock”), (iv) Certificate of Designation (the “2016 ESOP Certificate of Designation”) filed with the Secretary of State on January 5, 2016 providing for and authorizing the issuance of 1,150,000 shares of the Company’s 2016 ESOP Cumulative and Convertible Preferred Stock (the “2016 ESOP Preferred Stock”), (v) Certificate of Designation (the “2017 ESOP Certificate of Designation”) filed with the Secretary of State on February 1, 2017 providing for and authorizing the issuance of 950,000 shares of the Company’s 2017 ESOP Cumulative and Convertible Preferred Stock (the “2017 ESOP Preferred Stock”), and (vi) Certificate of Designation (the “2018 ESOP Certificate of Designation” and, collectively, with the 2013 ESOP Certificate of Designation, the 2014 ESOP Certificate of Designation, the 2015 ESOP Certificate of Designation, the 2016 ESOP Certificate of Designation and the 2017 ESOP Certificate of Designation, the “ESOP Certificates of Designation”) filed with the Secretary of State on January 24, 2018 providing for and authorizing the issuance of 1,100,000 shares of the Company’s 2018 ESOP Cumulative and Convertible Preferred Stock (the “2018 ESOP Preferred Stock” and, collectively with the 2013 ESOP Preferred Stock, the 2014 ESOP Preferred Stock, the 2015 ESOP Preferred Stock, the 2016 ESOP Preferred Stock, the 2017 ESOP Preferred Stock, the “ESOP Preferred Stock”).

WHEREAS, all issued and outstanding shares of the ESOP Preferred Stock will be redeemed by the Company (the “Redemption”).

NOW THEREFORE BE IT

RESOLVED that, after the Redemption, no shares of the ESOP Preferred Stock will be outstanding and none will be issued subject to the ESOP Certificates of Designation.

RESOLVED that, after the Redemption, all matters set forth in the Certificates of Designation with respect to the ESOP Preferred Stock be eliminated from the Certificate of Incorporation of the Company.

RESOLVED that, after the Redemption, the President, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Company, and each of them, are hereby authorized and directed to file one or more certificates of elimination with the office of the Secretary of State setting forth a copy of these resolutions whereupon all matters set forth in the ESOP Certificates of Designation with respect to the ESOP Preferred Stock shall be eliminated from the Certificate of Incorporation of the Company.

4.    That, accordingly, all matters set forth in the ESOP Certificates of Designation with respect to the ESOP Preferred Stock be, and hereby are, eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, Wells Fargo & Company has caused this Certificate to be executed by its duly authorized officer this 19th day of October, 2022.

WELLS FARGO & COMPANY

By:	/s/ Bryant Owens
Name: Bryant Owens
Office: Senior Vice President and Assistant Treasurer

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